                                                                     EXHIBIT 4.5

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT
     (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


NO.  ____                     USWEB CORPORATION                 _______________

                         COMMON STOCK PURCHASE WARRANT


     This certifies that, for value received, _____________ (together with any registered assignee(s), the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and at or prior to _____ p.m., Pacific Time, on __________ (the "Expiration Time"), but not thereafter, to acquire from USWeb Corporation, a Utah corporation (the "Company"), in whole or from time to time in part, up to __________ fully paid and nonassessable shares of Common Stock of the Company ("Warrant Stock") at a purchase price per share (the "Exercise Price") of $_____. Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments. All capitalized terms not otherwise defined herein shall have the same definitions as set forth in the Company's 1996 Stock Option Plan.

     1.   TERM AND EXERCISABILITY

          1.1  Exercisability.  Subject to Section 1.2 below, this Warrant shall
               --------------
become exercisable as to 25% of the Warrant Stock on ___________ (the "Vesting Date"), provided that the Holder's Continuous Status as an Employee or Consultant has not terminated prior to such date. This Warrant shall become exercisable as to a further 1/48th of the Warrant Stock upon each monthly anniversary of the Vesting Date, provided that the provided that the Holder's Continuous Status as an Employee or Consultant has not terminated prior to such monthly anniversary.

          1.2  Acquisition.  In the event of a merger of the Company with or
               -----------
into another corporation (other than a merger effected for the sole purpose of changing the Company's domicile), or the sale of substantially all of the assets of the Company (either event, an "Acquisition"), this Warrant shall be assumed or an equivalent warrant substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Warrant, the Holder shall have the right to exercise the Warrant as to all of the Warrant Stock, including Warrant Stock as to which it would not otherwise be exercisable. If the Warrant is exercisable in lieu of assumption or substitution in the event of an Acquisition, the Administrator shall notify the Holder that the Warrant shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Warrant shall terminate upon the expiration of such period. For the purposes of this Section 1.2, the Warrant shall be considered assumed if, following the Acquisition, the Warrant confers the right to purchase or receive, for each share of Warrant Stock subject to the Warrant immediately prior to the Acquisition, the consideration (whether stock, cash, or other securities or property) received in the Acquisition by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares).

          1.3  Termination and Expiration.
               --------------------------

          (a) Termination of Relationship.  In the event Holder's Continuous
              ---------------------------
Status as an Employee or Consultant terminates, Holder may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Warrant at any time during the 90 days following the Termination Date (and in no event later than the Expiration Time). To the extent that Holder was not entitled to exercise this Warrant at the Termination Date, or if Holder does not exercise this Warrant within such 90-day period, the Warrant shall terminate.

          (b) Disability of Holder.  Notwithstanding the provisions of Section
              --------------------
1.3(a) above, in the event of termination of an Holder's Continuous Status as an Employee or Consultant as a result of his Disability, Holder may, but only within 12 months from the date of such termination (and in no event later than the Expiration Time) exercise the Warrant to the extent otherwise entitled to exercise it at the Termination Date. To the extent that Holder is not entitled to exercise the Warrant at the Termination Date, or if Holder does not exercise such Warrant to the extent so entitled within the time specified herein, the Warrant shall terminate.

          (c) Death of Holder.  In the event of termination of Holder's
              ---------------
Continuous Status as an Employee or Consultant as a result of the death of Holder, the Warrant may be exercised at any time within 12 months following the date of death (but in no event later than the Expiration Time), by Holder's estate or by a person who acquired the right to exercise the Warrant by bequest or inheritance, but only to the extent the Holder could exercise the Warrant at the date of death.

          (d) Expiration.  If not earlier exercised or terminated pursuant to
              ----------
Sections 1.3(a) though 1.3(c) above, the Warrant shall expire at the Expiration Time.

     2.  EXERCISE OF WARRANT

     The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time and from time to time at or prior to the expiration or termination hereof by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the headquarters office of the Company at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so exercised.

     3.  CONVERSION OF WARRANT

     The Holder shall have the right to convert this Warrant, in whole or in part, at any time (including, but not limited to, upon an Acquisition) and from time to time at or prior to the expiration or termination hereof by the surrender of this Warrant and the Notice of Conversion form attached hereto duly executed to the headquarters office of the Company at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), into shares of Warrant Stock as provided in this Section 3. Upon exercise of this conversion right, the Holder shall be entitled to receive that number of shares of the Company's Common Stock computed by using the following formula:

                           X (A-B)
                     Y =  --------
                               A

Y =  the number of shares of Common Stock to be issued to the Holder.

A = the Fair Market Value (as defined below) of one share of the Company's Common Stock on the date of conversion of this Warrant.

B =  the Exercise Price.

X = the number of shares of Warrant Stock to be converted into shares of Common Stock pursuant to this Section 3.

     If the above calculation results in a negative number, then no shares of Warrant Stock shall be issued or issuable upon conversion of this Warrant.

     "Fair Market Value" of a share of Warrant Stock shall mean:

               (a) if the conversion right is being exercised in connection with the initial public offering (the "IPO") of the Common Stock, the IPO price per share (before deducting commissions, discounts or expenses) at which the Common Stock is sold to the public in the IPO.

               (b) if the conversion right is being exercised in connection with an Acquisition, the price per share to be paid to the holders of the Company's Common Stock by the acquiring entity.

               (c) if the conversion right is being exercised after the IPO
                   (other than in connection with an Acquisition), then (i) if the Company's Common Stock is listed on a national securities exchange, the average of last sale prices for the Company's Common Stock for the fifteen (15) trading days prior to the date the Company receives the Warrant and duly executed Notice of Conversion (the "Notice Receipt Date"), or (ii) if the Company's Common Stock is listed on The Nasdaq Stock Market, the average of the average bid and ask price for each of the fifteen (15) trading days prior to the Notice Receipt Date.

               (d) in all other cases, the fair value as determined in good faith by the Company's Board of Directors.

     Upon conversion of this Warrant in accordance with this Section 3, the Holder hereof shall be entitled to receive a certificate for the number of shares of Warrant Stock determined in accordance with the foregoing, and a new Warrant in substantially identical form and dated as of such conversion for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so converted.

     4.  ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP

     Certificates for shares purchased hereunder or issuable upon conversion hereof shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. With respect to any fraction of a share called for upon the exercise or conversion of this Warrant, an amount equal to such fraction multiplied by the Fair Market Value of a share of Warrant Stock on the date of exercise or conversion shall be paid in cash or check to the Holder.

     5.  CHARGES, TAXES AND EXPENSES

     Issuance of certificates for shares of Warrant Stock upon the exercise or conversion of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise or conversion shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

     6.  NO RIGHTS AS SHAREHOLDER

     This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise or conversion hereof.

     7.  NO ASSIGNMENT

     This Warrant may not be sold or otherwise transferred (including by gift or operation of law) without the prior written consent of the Company, which prior written consent shall not be unreasonably withheld.

     8.  COMPANY'S RIGHT OF FIRST REFUSAL

     Before any Warrant Stock held by the Holder or any transferee may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Warrant Stock on the terms and conditions set forth in this Section 8 (the "Right of First Refusal").

          (a) Notice of Proposed Transfer.  The Holder shall deliver to the
              ---------------------------
Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Warrant Stock; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of shares of Warrant Stock to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Warrant Stock (the "Offered Price"), and the Holder shall offer the Warrant Stock at the Offered Price to the Company or its assignee(s).

          (b) Exercise of Right of First Refusal.  At any time within 30 days
              ----------------------------------
after receipt of the Notice, the Company or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Warrant Stock proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

          (c) Purchase Price.  The purchase price ("Purchase Price") for the
              --------------
Warrant Stock purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (d) Payment.  Payment of the Purchase Price shall be made in cash (by
              -------
check) within 45 days of receipt of the Notice.

          (e) Holder's Right to Transfer.  If all of the Warrant Stock proposed
              --------------------------
in the Notice to be transferred to a given Proposed Transferee is not purchased by the Company or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Warrant Stock to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Warrant Stock in the hands of such Proposed Transferee. If the Warrant Stock described in the Notice is not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company or its assignees shall again be offered the Right of First Refusal before any Warrant Stock held by the Holder may be sold or otherwise transferred.

          (f) Termination of Right of First Refusal.  The Right of First Refusal
              -------------------------------------
shall terminate as to any Warrant Stock 90 days after the date of the IPO Prospectus (as defined below).

     9.   MARKET STAND-OFF AGREEMENT

     The Holder hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any shares of the Company under the Securities Act of 1993, as amended (the "Securities Act"), the Holder shall not sell or otherwise transfer any shares or other securities of the Company during the 180-day period following the date of the final Prospectus contained in a registration statement of the Company filed under the Securities Act (the "IPO Prospectus"); provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     10.  EXCHANGE AND REGISTRY OF WARRANT

     This Warrant is exchangeable, upon the surrender hereof by the Holder at the headquarters of the Company, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain at its headquarters office a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer, exercise or conversion, in accordance with its terms, at such headquarters office, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     11.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

     On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the Holder, in lieu thereof, a new warrant in substantially identical form, dated as of such cancellation and reissuance.

     12.  SATURDAYS, SUNDAYS AND HOLIDAYS

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

     13.  ADJUSTMENT TO NUMBER AND TYPE OF SECURITIES, EXERCISE PRICE

     The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

          (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations,
              ----------------------------------------------------------------
Automatic Conversion, etc.  The Exercise Price and the number and type of
--------------------------
securities or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Warrant Stock, other than an adjustment to the conversion price of the Warrant Stock pursuant to the antidilution provisions set forth in the Company's Articles of Incorporation, so that the number and type of securities or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Warrant Stock subject hereto at the time of such event, had such shares of Warrant Stock then been outstanding.

          (b) Certificate as to Adjustments.  In case of any adjustment in the
              -----------------------------
Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which adjustment is based.

     14.  NOTICES OF RECORD DATE, ETC.

     In the event of:

          (a) any taking by the Company of a record of the holders of Warrant Stock or securities into which the Warrant Stock is convertible for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution,

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any Acquisition,

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

          (d) a sale of substantially all of the outstanding capital stock of the Company or the issuance of new shares representing the majority of the Company's right to vote, or

          (e)  the IPO,

then and in each such event the Company will mail to the Holder a notice specifying the record date for voting or the date of closing, as applicable, of any event (a)-(e) above. Such notice shall be delivered to the Holder at least fifteen (15) days prior to the date of the relevant event.

     15.  REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants to the Holder that:

          (a) during the period this Warrant is outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant;

          (b) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise or conversion of this Warrant;

          (c) the Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder and to carry out and perform its obligations under the terms of this Warrant; and

          (d) all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Warrant Stock and the performance of the Company's obligations hereunder has been taken;

          (e) the Warrant Stock, when issued in compliance with the provisions of this Warrant and the Company's Articles of Incorporation, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances (other than liens or encumbrances created by or imposed upon the holder of the Warrant Stock), and will be issued in compliance with all applicable federal and state securities laws; and

          (f) the issuance of the Warrant Stock will not be subject to any preemptive rights, rights of first refusal or similar rights (other than such rights as are created by or imposed upon the holder of the Warrant Stock).

     16.  GOVERNING LAW

     This Warrant shall be governed by and construed in accordance with the laws of the State of California.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated:  __________________            USWEB CORPORATION

                                      Signature:
                                                ---------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------
                                      Address: 3000 Lakeside Drive
                                               Santa Clara, CA  95054

                               NOTICE OF EXERCISE

To:  USWeb Corporation

     (1) The undersigned hereby elects to purchase __________ shares of Common Stock of USWeb Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                      ----------------------------------------
                                      (Name)
                                      ----------------------------------------

                                      ----------------------------------------
                                      (Address)

     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.


---------------------------   --------------------------------------------------
     (Date)                                        (Signature)

                              NOTICE OF CONVERSION

To:  USWeb Corporation

     (1) The undersigned hereby elects to convert that portion of the attached Warrant representing the right to purchase ________ shares of Common Stock into such number of shares of Common Stock of USWeb Corporation as is determined pursuant to Section 3 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                      ----------------------------------------
                                      (Name)
                                      ----------------------------------------

                                      ----------------------------------------
                                      (Address)


     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.


--------------------------    --------------------------------------------------
     (Date)                                        (Signature)